ONITY™

Sidoti Small Cap Conference

Glen Messina

Chair, President, and Chief Executive Officer

Sean O'Neil

Executive Vice President and Chief Financial Officer

March 20, 2025

Disclaimer

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as "expect", "believe", "foresee", "anticipate", "intend", "estimate", "goal", "strategy", "plan" "target" and "project" or conditional verbs such as "will", "may", "should", "could" or "would" or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this presentation regarding our expectations for financial performance in 2025, our ability to achieve growth and sustained profitability, and the possibility, timing and impact of releasing some or all of our valuation allowance offsetting certain deferred tax assets. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae), including our ability to implement a cost-effective response to Ginnie Mae's risk-based capital requirements by the extended deadline granted to us by Ginnie Mae of May 1, 2025; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; the impact of our rebranding initiative; the amount of senior debt or common stock that we may repurchase under any repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our securities or our financial condition; breach or failure of Onity's, our contractual counterparties', or our vendors' information technology or other security systems or privacy protections, including any failure to protect customers' data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; the future of our long-term relationship with Rithm Capital Corp. (Rithm); our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2024. Anyone wishing to understand Onity's business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

This presentation contains references to adjusted pre-tax income (loss) and adjusted pre-tax return on equity, both non-GAAP financial measures.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax return on equity, nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity's reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity.

The Company has not provided reconciliations of guidance for Adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

See slide titled "Note Regarding Non-GAAP Financial Measures" for additional information.

Investment Highlights

ONIT.Y™
We get it done

- Top 10 nonbank mortgage company with increasing market position
- Low-cost provider delivering top-tier operating performance
- Track record of driving organic growth by winning new clients
- Profitability comparable to peers with a more attractive valuation
- Projected industry origination volume and product expansion opportunities provide tailwinds for future growth

NYSE: ONIT

Onity is a leading nonbank mortgage company with increasing market position

*Nonbanks originate roughly **65% of all mortgages** and service more than **50% of outstanding mortgage balances**[a]*

Servicing

	Rank[b] Q2'21	Rank[b] 2024
Total Servicing	#11	#8
Subservicing	#7	#6

Originations

	Rank[b] Q2'21	Rank[b] 2024
Correspondent	#11	#7
Reverse	#5	#4

a) Source: Former CFPB Director Rohit Chopra, May 10, 2024; b) 2024 Servicing ranking as of Q4'24; 2024 Subservicing and Correspondent rankings as of Q3'24; Inside Mortgage Finance is rankings source for Servicing, Subservicing, and Correspondent (all rankings exclude banks and are based upon forward servicing/originations only); GNMA HMBS new production issuance data is source for Reverse ranking; volumes represent Onity operating subsidiaries' total servicing and total originations respectively

Balanced and diversified business performs through interest rate cycles

Total business delivering increased profitability

Adjusted Pre-tax Income[(a)]



200
145
31
96
169
49
($M)
FY'21
FY'24
Originations
Servicing

Avg Rates[(b)]	FY'21	FY'24	
	3.0	6.7	30-year Fixed Rate Mortgage %
	1.4	4.2	10-year Treasury Yield %

2021 reflects the last full year before sharp rise in interest rates

Diverse capabilities create multiple growth opportunities

Origination & Replenishment	Servicing & Asset Management
Correspondent & Co-Issue	Owned & Subserviced
Subservicing Client Acquisition	Performing & Special
Consumer Direct	Asset Recovery

Forward & Reverse

Agency & Private

Small Balance Commercial

a) See appendix for discussion of non-GAAP measures; b) 30-year fixed rate mortgage source: Freddie Mac Primary Mortgage Market Survey, 10-year Treasury Note Yield source: U.S. Department of the Treasury Resource Center

A low-cost provider delivering top-tier operating performance

Competitive Cost Structure

FY'23 fully-loaded cost per loan[a]

Onity Servicing Cost Per Loan	*vs Large Nonbanks*	*vs Large Banks*
Performing	↓ ***18%***	↓ ***33%***
Non-Performing	↓ ***52%***	↓ ***69%***

Servicing NPS[b] up 24% vs Q1'23


Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24

Recognized Top-Tier Performance

- 2024 STAR Performer, General Servicing: Awarded for 4 Consecutive Years
- Recognized for superior servicing portfolio performance: Awarded for 2020-2022 and in 2023-2024 Recognized as a Subservicer
- HUD Tier 1 Ranked for 4 Consecutive Years
- SSON Impact Awards: 2024 Best in Class Center of Excellence Intelligent Automation Award
- NAMB: 2023 & 2024 Affiliate Company of the Year

a) FY'23 for forward residential mortgages; large nonbanks excludes Onity; cost per loan defined as fully-loaded opex divided by avg loan count; industry data source: MBA's 2024 Servicing Operations Study; b) Servicing NPS is weighted avg of borrower surveys for Forward and Reverse Servicing

Track record of driving organic growth by winning new clients

Winning new clients

Correspondent and Co-Issue[a]


637
1,375
Q2'21
YE'24

Subservicing


110
41
125
56
Q2'21
YE'24
Legacy Clients Exited
New Clients Added

Growing servicing portfolio[b]

Servicing Additions
net of bulk purchases and internal sales[c]


41
18
23
75
47
27
FY'20
FY'24
Subservicing
MSR

Servicing Avg UPB


199
120
3
75
300
167
24
109
FY'20
FY'24
Subservicing
MSR with ESS
MSR no ESS

- Enterprise sales approach sells all services to all origination clients; 33% of origination clients using 2 or more services
- Added 56 new subservicing clients and exited 41 legacy clients with < 1,000 loans to increase average UPB per client 83%

- Client driven servicing additions up 83% even with industry originations being down ~60%[d]
- Servicing UPB up 51% despite selling $26B MSR servicing released to capitalize on bulk market pricing

a) Clients with both services are counted only once; b) MSR UPB includes owned MSRs, reverse mortgage loans and other whole loans; c) Internal sales are defined as owned MSR sold to third party that Onity retains servicing as subservicer; d) Data from MBA's Mortgage Finance Forecasts from 2/19/25 and 1/21/22

High performing recapture platform more than doubled volume and is closing the gap to industry best practice for third party originators

Consumer Direct Volume up 2.5x YoY



($M)
357
905
FY'23
FY'24

ONIT Refinance Recapture Rate 1.6x Industry Average(a)



60%
40%
20%
0%
ICE Bank
ICE Avg
ICE Non Bank
Large IMB 1
Large IMB 2
ONIT
Large IMB 3
2024
Q4'24

How we are driving results

- ✓ Investing in technology
  - Enabling efficiency, timeliness and cost savings
  - Enhancing the digital experience for borrowers
- ✓ Leveraging power of predictive analytics
  - Building / enhancing proprietary models
  - Optimizing lead management
- ✓ Expanding products
  - Second liens, home purchase value proposition
  - Reverse proprietary

a) Onity FY'24 refinance recapture rate by balance divided by industry rate YTD (source: ICE Mortgage Monitor report Dec'24); Large IMB 1, 2, and 3 are explicitly stated in or calculated from their earnings presentations; see Onity's Q4'24 earnings presentation for more information

Profitability comparable to peers at a more attractive valuation

Adjusted ROE comparable to significantly larger peers



2024 actuals
14%
16%
17%
20%
IMB A
IMB B
IMB C
ONIT
2025 company guidance
N/A
16-20%
15-19%
16-18%
IMB A
IMB B
IMB C
ONIT
guidance range

Note: IMB stands for independent mortgage banker ("nonbanks"); IMB B reports ROTCE, all others ROE; all results and guidance as of Q4'24

Recent turnaround and relative size drives discount to peers



0.57x
0.97x
1.39x
1.48x
ONIT
IMB A
IMB C
IMB B

Note: Book value reflects YE'24 reported; stock prices as of 2/28/25

Projected industry origination volume and product expansion opportunities provide tailwinds for future growth

Mortgage originations market forecasted to rise 14% FY'25 vs FY'24[(a)]



Estimated UPB in $B
1,735
440
1,295
1,971
551
1,420
2,293
704
1,589
FY'24
FY'25
FY'26
Purchase
Refinance

Meaningful potential 2nd lien opportunity in our owned servicing portfolio

- 96k borrowers with > $30k revolving debt
- 480k borrowers with LTV < 60% and note rate < 5%
- 650k borrowers with FICO > 680

Untapped proprietary reverse mortgage opportunity

- Onity has 18% share of $6B agency market (FY'24)[(b)]
- Onity has 0% share of proprietary product market

Minimal share of expanding Non-QM mortgage market[(d)]

- Non-agency market in 2025 (majority is non-QM) projected to be up 16% from 2024[(c)]
- Onity has < 1% of 2024 non-agency origination volume

a) Source: Avg of MBA Mortgage Finance Forecast and FNMA Housing Forecast Feb'25; b) GNMA HMBS new production issuance data; c) Source: S&P 2025 U.S. Residential Mortgage and Housing Outlook, Dec 2024; d) Non-qualified mortgage is a loan that does not meet the lending standards of the Consumer Financial Protection Bureau (CFPB)

2025+ operating priorities aligned with our strategy to create value

Strategy

Balance and Diversification | Prudent Capital-Light Growth | Industry-Leading Cost Structure
Top-Tier Operating Performance and Capabilities | Dynamic Asset Management

Operating Priorities

Accelerate Organic Growth

- Retain more MSRs
- Product expansion
- Enhanced targeting to increase recapture / win rate
- Expand asset management

Differentiate Operating Performance

- Improve alignment with customer value drivers
- Expand utilization of predictive analytics
- Continued digital workforce expansion and AI enablement

Elevate the Customer Experience

- Enhance engagement and personalization
- Technology-enabled, high-touch service
- Minimize customer effort

Expanded utilization of technology and data analytics are a key enabler

Onity Financial Highlights

Reached 11-year high for full-year GAAP Net Income with Adjusted Pre-tax Income at highest point since 2018 PHH acquisition

FY'24 Highlights		Trend vs FY'23 ⬆⬇			
$33M	GAAP Net Income*	⬆	8%	GAAP ROE[(b)]	⬆
$4.13	Diluted EPS	⬆	$56	Book Value Per Share[(c)]	⬆
$90M	Adjusted PTI[(a)]	⬆	20%	Adjusted ROE[(d)]	⬆
$86B	Servicing Additions	⬆	$300B	Servicing Avg UPB	⬆

**attributable to common stockholders*

Debt restructuring actions ($41M net costs in Q4) clear path for stronger earnings growth

a) See appendix for discussion of non-GAAP measures; b) GAAP annualized return on common equity, see appendix for calculation; c) Common stockholders' equity divided by common shares d) Annualized adjusted pre-tax income return on common equity, see appendix for calculation

Servicing replenishment and growth mainly through Correspondent and Co-Issue

Funded Volume & Adjusted Revenue[a] Margin by Channel[b]


29.6B
26.9B
1.2B
1.4B
22.3B
21.2B
357M
683M
29.7B
28.0B
905M
760M
FY 2022
FY 2023
FY 2024

	FY 2022	FY 2023	FY 2024
Subservicing Additions	$55B	$28B	$45B

Adjusted Revenue margin (bps)

	FY 2022	FY 2023	FY 2024
	20	22	24
	355	348	356
	447	341	341

Forward Correspondent & Co-Issue (B2B)

Primarily origination channel drives servicing portfolio growth through MSR purchases and subservicing additions

Consumer Direct

Active call center with focus on recapturing existing servicing book and will be key focus in the shifting rate environment

Reverse

Opportunistic origination through retail, wholesale and correspondent channels, under the guidelines of the HECM reverse mortgage insurance program of the FHA

a) See appendix for discussion of non-GAAP measures; b) Origination channel's total Adjusted revenue divided by its funded UPB (pull-through adjusted lock UPB for Consumer Direct)

Origination volume up 12% quarter-over-quarter, overcoming Q4 seasonality and exceeding industry growth[a]


B2B Volume
up 11%
5.3B
8.1B
9.0B
22
21
21
Q4'23
Q3'24
Q4'24
Consumer Direct Volume
up 64%
93M
241M
394M
286
344
344
Q4'23
Q3'24
Q4'24
Reverse Volume
up 9%
176M
197M
214M
317
314
339
Q4'23
Q3'24
Q4'24
volume = funded UPB
revenue margin (bps) (b)

a) Industry growth is based on avg of MBA Mortgage Finance Forecast as of 1/19/25 and FNMA Housing Forecast as of 1/10/25; b) Revenue divided by funded UPB (pull-through adjusted locks UPB for Consumer Direct)

Highly attractive servicing portfolio drives robust cash flow

$302B total servicing UPB at year-end '24

	Subservicing	**53%**	Advancing requirements are highly limited with advances in some cases carrying cost of reimbursement
Owned MSR[b]	**GSE**	**32%**	P&I advanced limit of 4 months. T&I until resolution
	PLS	**4%**	Advance P&I and T&I until resolution or stop advance
	Gov't[c]	**11%**	Advance P&I and T&I until resolution

Adjusted servicing revenue[a]



($M)
149
160
168
182
205
185
186
189
192
201
188
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24

Well-diversified servicing portfolio generating strong servicing revenue and cash flow

a) See appendix for discussion of non-GAAP measures; b) Includes owned MSRs, reverse mortgage loans and other whole loans; c) Includes reverse and other government products with GNMA and non-GNMA investors

Value proposition for integrated Reverse originator, servicer and subservicer platform

Strong contributor to profitability

Adjusted Pre-Tax Income[a]

($M)	FY'22	FY'23	FY'24
Servicing	11	41	22
Originations	12	(3)	2
Total Reverse	**23**	**38**	**24**

$760M | Reverse Originations FY'24
- 3% of total volume

$22B | Reverse Owned Servicing and Subservicing Avg UPB Q4'24
- 7% of total book

~19% | Q4'24 natural hedge for forward MSR

- ✓ Delivers **robust and consistent profitability**
- ✓ Creates **upside potential on originations** market if rates decline
- ✓ Offers **effective and cost-efficient hedge** to the forward MSR
- ✓ Appeals to Correspondent clients that want a **one-stop solution** for all production – few have combined forward and reverse capabilities
- ✓ Provides **pricing prowess and servicing skills** to acquire reverse assets; executed 3 opportunistic transactions in last 7 quarters with more in pipeline
- ✓ Generates **significant liquidity and accretive earnings** through securitizations (~$119M of liquidity Jun'23 to Dec'24)
- ✓ Allows **growth opportunity** with senior home equity at over $14T in Q3'24, up from ~$9T in Q1'21[b]

a) See appendix for discussion of non-GAAP measures; b) Source: National Reverse Mortgage Lenders Association press releases dated 7/23/21 and 1/10/25

Successfully executed strategic transactions to significantly strengthen balance sheet while maintaining liquidity

Metric	Value	Change
Debt to Equity Ratio[a]	**2.96:1** *YE'24*	↓ **24%** *vs YE'23*
Corporate Debt Reduction[b]	**$145M** *FY'24*	↓ **22%** *vs YE'23*
Total Liquidity[c]	**$248M** *YE'24*	↑ **$7M** *vs YE'23*

- **Issued new $500M 5-year high-yield debt**
  - Extinguished intermediate-term more expensive corporate debt at parent company
  - Reduced annual interest expense by $14M
- **Closed sale of Onity's 15% interest in JV with Oaktree (MAV) for $49M**
  - MAV subservicing locked in for 5 years
  - Enhanced restrictions on MSR sales
- **Acquired reverse assets from Waterfall**
  - Issued attractively priced preferred equity for assets
  - Post-closing adjustment under discussion for $14M UPB of related assets

Book value per share[d] increased $4 year-over-year to $56 year-end 2024 even with $41 million ($5 per share) in debt restructuring impact

a) Debt divided by mezzanine and stockholders' equity at period end; debt defined as face value of senior notes plus MSR financing liabilities; b) Corporate debt defined as face value of senior notes; c) Unrestricted cash plus available credit; d) Common stockholders' equity divided by common shares

Strong equity to assets ratio – reverse mortgage assets distort balance sheet

Equity to Assets[a]


3.2%
10.8%
3.0%
10.8%
YE 2023
YE 2024
GAAP
net of gross-ups

Assets	December 31, 2024	Pledged MSR	Reverse mortgages	GNMA EBO	All others
Cash	185				185
Loans	12,415		10,872		1,543
Mortgage servicing rights (MSRs)	2,466	584			1,883
Advances	577				577
Other assets	792			412	379
Total Assets	**16,435**	**584**	**10,872**	**412**	**4,567**

Liabilities & Equity	December 31, 2024	Pledged MSR	Reverse mortgages	GNMA EBO	All others
HMBS borrowings	10,872		10,872		
Mortgage loan financing facilities	1,528				1,528
Advance facilities	417				417
MSR financing (incl. other financing)	1,805	584			1,221
Senior debt	487				487
Other liabilities	833			412	421
Total Liabilities	**15,942**	**584**	**10,872**	**412**	**4,075**
Total Equity	**493**				**493**
Equity to asset ratio	3.0%				10.8%

a) Mezzanine and stockholders' equity at period end; see appendix for breakdown of consolidated balance sheets

Capital allocation strategy focused on growth and optimizing shareholder return

Prioritize Organic Growth

- Expanding products and services
- Retaining more mortgage servicing rights (MSRs), targeting 50/50 mix of owned and subservicing
- Investing in advanced technology (Gen AI, machine learning)

Optimize Liquidity

- Maintaining strong and liquid balance sheet
- Targeting leverage ratio in line with peers over long-term

Drive Long-term Returns

- Deploying capital responsibly to optimize investments
- Evaluating opportunities periodically to return value to shareholders

Disciplined approach to capital management

First Quarter 2025: Preliminary Update of Financial and Operational Performance

We expect to exceed full-year 2025 adjusted ROE guidance of 16-18% in the first quarter [(a)]

- Reaffirming full-year adjusted ROE guidance and all other full-year guidance provided in the fourth quarter
- Our balanced business continues to perform well through interest rate cycles, enabling us to exceed the upper end of our adjusted ROE guidance for the quarter-to-date
- Originations and Servicing are outperforming prior year results, even with seasonally weak Q1 industry headwinds
  - Originations volume is significantly higher than first quarter 2024, driven by Correspondent and Co-Issue channels and strong first lien recapture, including Ginnie Mae recapture of 70%+
  - In February, we successfully launched an additional closed-end second origination product to complement our existing offerings. Based on early indications, we believe this product is being well received by borrowers.
  - Servicing continues to grow, outpacing MSR runoff, with bulk MSR purchases completed in the first quarter, and we made good progress adding new subservicing clients
  - Hedging continues to be effective, helping to deliver consistent results for Net Income and GAAP ROE
- We believe it is reasonably possible that we could release some or all of our-valuation allowance (VA) that currently offsets our $180 million net US deferred tax asset at year-end 2025. The release of our valuation allowance requires significant judgement and is contingent on continued analysis and actual and expected future profitability.

a) See appendix for discussion of non-GAAP measures; Assumes we achieve our objectives and there are no adverse changes to market, industry, or business conditions or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again

Looking ahead to 2025, we expect successful execution of our strategy to generate increasing returns

Strategy

- Balance and diversification
- Prudent capital-light growth
- Industry-leading cost structure
- Top-tier operating performance and capabilities
- Dynamic asset management

Financial Objectives

- Sustain Adjusted Pre-tax Income[(a)] performance
- Maintain earnings stability
- Increase scale of platform
- Capitalize on market-cycle opportunities

Full-Year 2025 Guidance[(b)]

- Adjusted ROE[(c)] of 16-18%
- Increase total servicing UPB 10+%[(d)]
- Maintain 90-110% target hedge coverage
- Maintain efficiency ratio[(e)]

Long-term objective to have D/E leverage in line with peers

a) See appendix for discussion of non-GAAP measures; b) Assumes we achieve our objectives and there are no adverse changes to market, industry, or business conditions or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again; c) Annualized adjusted pre-tax income return on common equity (see appendix for discussion of non-GAAP measures); d) Increase from year-end 2023 to year-end 2024; e) Adjusted operating expenses (excl. overhead allocation) divided by adjusted revenue

Well-positioned to grow earnings in 2025 and beyond

ONITY™
We get it done

- Balanced and diversified model performs through interest rate cycles
- Capital-light strategy fuels growth
- Customer-first focus supported by innovative technology solutions
- Cost-effective, technology enabled, global servicing platform
- Experienced leadership team driving strong business performance

Appendix | Mortgage Basics

Nonbank residential mortgage business is a virtuous revenue cycle

Revenue Streams

Origination fees Closing costs	Gain on sale of loan	Gain on sale of MSR	Servicing fees Float and other fees



Loan Origination
Securitization
Creates mortgage servicing rights (MSR)[a]
Loan Sale to Agencies
Sell MSR
Retain MSR
Retain Subservicing
Release Servicing
Retain Servicing
Loan Payoff
Customer Attrition
Customer Retention

a) MSR is the present value of future revenue less operational cost to service for the life of the loan. See MSR appendix slide for more detail.

Residential mortgage loans can be categorized by structure, product and investors

Residential Loan Type

- **Forward Agency** – *only will securitize if conforms to their standards*
  - **GSE** – *conforming, conventional product*
    - FHLMC
    - FNMA
  - **GNMA** – *gov't insured products servicing different needs*
    - FHA – *low income*
    - VA – *veterans*
    - USDA – *rural areas*
- **Forward Non-Agency** – *private label, don't qualify for agency*
  - **Jumbo** – *exceeds agency maximum loan size*
  - **Non-Qualified** – *does not meet agency guidelines*
  - **Scratch & Dent** – *bought out of agency securitization due to an issue*
  - **Portfolio Loans** – *produced by bank and held for investment without securitization*
- **Reverse** – *Mortgage structured to assist seniors using their home equity*
  - GNMA HECM
  - Private Label
  - FNMA HECM

- ***FHA:*** *Federal Housing Administration*
- ***FHLMC:*** *Federal Home Loan Mortgage Corporation (Freddie Mac)*
- ***FNMA:*** *Federal National Mortgage Association (Fannie Mae)*
- ***GNMA:*** *Government National Mortgage Association (Ginnie Mae)*
- ***GSE:*** *Government Sponsored Enterprise (FNMA, FHLMC)*
- ***HECM:*** *Home Equity Conversion Mortgage*
- ***USDA:*** *US Department of Agriculture*
- ***VA:*** *Department Of Veterans Affairs*

Residential mortgage loans are categorized by delinquency status

Delinquency Status

Performing
loan is current
<60 days past due

NPL
Non-Performing
60+ days past due (2 or more payments)

FC
Foreclosure

- *Typically, after 120 days past due, loan is referred to FC, notice of default is sent and ~30 days are given to reinstate the loan before the FC process begins*
- *FC timelines vary by state, divided between "judicial" states where the foreclosure process can take years and "non-judicial" where it can be a matter of months*

RPL
Re-Performing
was NPL, now cured or modified

BK
Bankruptcy
loans in BK can be NPL or performing on a plan

REO
Real Estate Owned
property is transferred for sale after foreclosure

Mortgage Servicing Right (MSR) is the present value of future income streams

MSR Fundamentals

- MSR value is future cash flow of all revenue earned and expenses incurred servicing a loan, discounted at market rate.
- Revenues are earned through an interest only (IO) strip when borrowers make payments, borrower fees, investor incentives and float from payments and payoffs held prior to remittance to investors.
- Value of MSR based on 2 critical components:

1) **Life of the loan (cash flow)**:
   - Servicers only earn income while loan is active, i.e., there is no revenue or residual value when loan refinances or pays off
   - Difference between loan interest rate and market interest rate impacts life of loan due to refinance incentive
2) **Borrower delinquency** negatively impacts both revenue and operating expenses
   - Revenue: servicers cannot collect IO strip nor earn float on delinquent loans and can only earn investor incentives for curing borrower delinquency
   - Expenses: servicing expenses increase ~10x on delinquent loans due to collections, loss mitigation, bankruptcy and/or foreclosure processes

Scenarios[a] illustrating the impact of economic conditions and mortgage rates on value of MSR:

I. Base Case	II. Recession with Lower Mortgage Rates	III. Stable with Lower Mortgage Rates	IV. Expansion with Higher Mortgage Rates
Economy: Stable	Economy: Recession	Economy: Stable	Economy: Expansion
Mortgage Rate: 6%	Mortgage Rate: 5%	Mortgage Rate: 5%	Mortgage Rate: 7%
Avg. Life of Loan: 36 Months	Avg. Life of Loan: 35 Months	Avg. Life of Loan: 33 Months	Avg. Life of Loan: 38 Months
Max Delinquency: 4%	Max Delinquency: 10%	Max Delinquency: 3%	Max Delinquency: 4%
MSR Value: 110bps	MSR Value: 99bps	MSR Value: 102bps	MSR Value: 118bps

a) Scenarios are meant to be illustrative only. Scenarios II to IV assume sharp change in the economy and/or mortgage rates 12 months after origination of the loan.

Originations and Servicing provide balanced earnings through interest rate cycles

	Low Interest Rate Environment	High Interest Rate Environment
Originations	More originations	Less originations
Servicing	More servicing loans payoff	Less servicing loans payoff


Adjusted Pre-tax Income(a)
Originations
Servicing
($M)
30
8
23
147
(0)
147
200
31
169
FY'22
FY'23
FY'24

	FY'22	FY'23	FY'24
30yr Fixed Rate Mortgage %	5.3	6.8	6.7
10yr Treasury Yield %	3.0	4.0	4.2

30-year fixed rate mortgage source: Freddie Mac Primary Mortgage Market Survey; 10-year Treasury Note Yield source: U.S. Department of the Treasury Resource Center

a) See appendix for discussion of non-GAAP measures

Appendix | Results & Reconciliations

Scale and diligent cost management improving operating efficiency



Originations
50
40
30
20
10
0
($M)
94%
66%
68%
52%
52%
56%
Q2'22
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Servicing
250
200
150
100
50
0
($M)
49%
28%
30%
28%
26%
31%
Q2'22
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Adjusted Opex
Adjusted Revenue
Efficiency Ratio

Efficiency Ratio = Adjusted Operating Expenses as % of Adjusted Revenue

Condensed Consolidated Balance Sheets

Assets (Dollars in millions)	December 31, 2023	September 30, 2024	December 31, 2024
Cash and cash equivalents	202	202	185
Restricted cash	54	78	81
Mortgage servicing rights (MSRs), at fair value	2,272	2,224	2,466
Advances, net	679	523	577
Loans held for sale, at fair value	677	1,198	1,290
Loans held for investment, at fair value	7,976	8,331	11,125
Receivables, net	155	172	176
Investment in equity method investee	38	31	-
Premises and equipment, net	13	12	11
Other assets	106	96	111
Contingent loan repurchase asset	343	361	412
Total Assets	**12,514**	**13,227**	**16,435**

Liabilities, Mezzanine & Stockholders' Equity	December 31, 2023	September 30, 2024	December 31, 2024
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	7,797	8,132	10,872
Other financing liabilities, at fair value	900	826	847
Advance match funded liabilities	500	377	417
Mortgage loan financing facilities, net	711	1,356	1,528
MSR financing facilities, net	916	805	958
Senior notes, net	596	535	487
Other liabilities	349	366	421
Contingent loan repurchase liability	343	361	412
Total Liabilities	**12,112**	**12,759**	**15,942**
Mezzanine Equity	-	-	50
Stockholders' Equity	402	468	443
Total Liabilities, Mezzanine and Stockholders' Equity	**12,514**	**13,227**	**16,435**

Condensed Balance Sheet Breakdown

Assets (Dollars in millions)	December 31, 2024	Rithm, MAV & other pledged MSR	Reverse mortgages	GNMA EBO	All others
Cash and cash equivalents	185				185
Restricted cash	81				81
Mortgage servicing rights (MSRs), at fair value	2,466	584			1,883
Advances, net	577				577
Loans held for sale, at fair value	1,290				1,290
Loans held for investment, at fair value	11,125		10,872		253
Receivables, net	176				176
Investment in equity method investee	-				
Premises and equipment, net	11				11
Other assets	111				111
Contingent loan repurchase asset	412			412	
Total Assets	**16,435**	**584**	**10,872**	**412**	**4,567**

Liabilities, Mezzanine & Stockholders' Equity	December 31, 2024	Rithm, MAV & other pledged MSR	Reverse mortgages	GNMA EBO	All others
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	10,872		10,872		
Other financing liabilities, at fair value	847	584			263
Advance match funded liabilities	417				417
Mortgage loan financing facilities, net	1,528				1,528
MSR financing facilities, net	958				958
Senior notes, net	487				487
Other liabilities	421				421
Contingent loan repurchase liability	412			412	
Total Liabilities	**15,942**	**584**	**10,872**	**412**	**4,075**
Mezzanine Equity	50				50
Stockholders' Equity	443				443
Total Mezzanine and Stockholders' Equity	**493**				**493**
Equity to Asset Ratio	**3.0%**				**10.8%**

Condensed Consolidated Statement of Operations

(Dollars in millions)	Year Ending December 31, 2022	Year Ending December 31, 2023	Year Ending December 31, 2024
Revenue			
Servicing and subservicing fees	863	947	832
Gain on reverse loans held for investment and HMBS-related borrowings, net	36	47	42
Gain on loans held for sale, net	22	41	59
Other revenue, net	33	32	42
Total Revenue	**954**	**1,067**	**976**
MSR Valuation Adjustments, net	**(10)**	**(232)**	**(96)**
Operating Expenses			
Compensation and benefits	289	229	232
Servicing and origination	65	57	52
Technology and communications	58	53	53
Professional services	49	22	53
Occupancy, equipment and mailing	42	32	31
Other expenses	29	19	15
Total Operating Expenses	**532**	**412**	**436**
Other Income (Expense)			
Interest income	46	78	93
Interest expense	(186)	(274)	(289)
Pledged MSR liability expense	(255)	(296)	(175)
Gain (loss) on extinguishment of debt	1	1	(49)
Earnings of equity method investee	18	7	23
Other, net	(10)	3	(7)
Total Other Income (Expense), net	**(386)**	**(480)**	**(404)**
Income (loss) before income taxes	25	(58)	39
Income tax expense (benefit)	(1)	6	5
Net income (loss)	**26**	**(64)**	**34**
Preferred stock dividend	-	-	(1)
Net Income (loss) attributable to common stockholders	**26**	**(64)**	**33**

Note Regarding Non-GAAP Financial Measures

In the following slides, we present supplemental information (including reconciliations) relating to certain illustrative adjustments to GAAP pre-tax income (loss) and GAAP pre-tax return on equity. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax return on equity, nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity's reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity.

The Company has not provided reconciliations of guidance for Adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

Beginning with the three months ended March 31, 2023, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate MSR Valuation Adjustments due to rates and assumption changes to use a runoff calculation that reflects the actual runoff of the fair value of the MSR instead of the realization of expected cash flows (the prior methodology). We made this change because reporting on the actual runoff of the MSR fair value provides an additional supplemental piece of information for investors to assess this fair value runoff in addition to realization of expected cash flows (which are still provided in the financial statements), and this supplemental piece of information mirrors the way that management assesses the performance of our Servicing segment and the owned MSR portfolio. MSR Valuation Adjustments for the fiscal year 2022 have been revised from prior presentations to reflect the methodology we adopted during the first quarter of 2023.

Beginning with the three months ended December 31, 2024, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate Other Income Statement Notables to include change in fair value due to interest rates for reverse loan buyouts (reported in gain/loss on loans held for sale, at fair value). We made this change to align with the change to our risk management approach to include changes in fair value of reverse loan buyouts due to interest rates in our MSR hedge strategy, consistent with other notables, such as Forward MSR Valuation Adjustments due to rates and assumption changes, net and Reverse Mortgage Fair Value Change due to rates and assumption changes. Other Income Statement Notables (a component of Other Notables) for the first three quarters of 2024 have been revised from prior presentations to reflect the methodology we adopted during the fourth quarter of 2024.

On the slide titled "Notables and Adjusted Pre-tax Income (Loss) Calculation", we adjust GAAP pre-tax income (loss) for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, expense recoveries, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

On the slide titled "ROE Calculations", we present our calculation of annualized return on equity based on GAAP net income, as well as an annualized return on equity calculation based on adjusted pre-tax income (loss) as calculated in the following slide.

Notables and Adjusted Pre-tax Income (Loss) Calculation

(Dollars in millions)	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	FY'21	FY'22	FY'23	FY'24
I Reported net income (loss)	**(47)**	**30**	**11**	**21**	**(28)**	**18**	**26**	**(64)**	**34**
A Income tax benefit (expense)	(2)	(2)	(3)	(6)	6	22	1	(6)	(5)
II Reported pre-tax income (loss) [I – A]	**(46)**	**32**	**14**	**28**	**(34)**	**(4)**	**25**	**(58)**	**39**
Forward MSR valuation adjustments due to rates and assumption changes, net[a][b][c]	(64)	18	(13)	(1)	14	11	151	(121)	17
Reverse mortgage fair value change due to rates and assumption changes[b][d]	13	1	(4)	9	(15)	(23)	(48)	(3)	(7)
III Total MSR valuation adjustments due to rates and assumption changes, net	**(51)**	**19**	**(17)**	**8**	**(1)**	**(12)**	**103**	**(124)**	**10**
Significant legal and regulatory settlement expenses	(3)	(2)	2	(6)	(2)	(12)	7	21	(8)
Expense recoveries	-	-	-	-	-	(3)	4	-	-
Severance and retention[e]	(2)	(2)	(1)	(0)	(0)	-	(19)	(7)	(3)
LTIP stock price changes[f]	(1)	3	1	(1)	(1)	(6)	6	3	1
Office facilities consolidation	0	(0)	0	(0)	(0)	(0)	(4)	0	(0)
Other expense notables[g]	1	(1)	(1)	0	(0)	(16)	1	2	(2)
B Total expense notables	**(5)**	**(2)**	**1**	**(7)**	**(4)**	**(37)**	**(5)**	**18**	**(12)**
C Gain (loss) on extinguishment of debt	0	1	0	0	(51)	(15)	1	1	(49)
D Gain on sale of MAV canopy	-	-	-	-	14	-	-	-	14
E Other income statement notables[h]	(1)	(2)	(3)	(5)	(3)	(1)	(4)	(2)	(13)
IV Total other notables [B + C + D + E]	**(5)**	**(2)**	**(2)**	**(12)**	**(44)**	**(52)**	**(9)**	**17**	**(60)**
V Total notables[i] [III + IV]	**(56)**	**17**	**(19)**	**(4)**	**(45)**	**(64)**	**94**	**(107)**	**(51)**
Adjusted pre-tax income (loss)[j] [II – V]	**11**	**15**	**32**	**31**	**11**	**59**	**(70)**	**49**	**90**
Weighted average common shares outstanding (diluted) *in M*	7.7	8.0	7.9	8.1	7.9	9.4	9.0	7.6	8.1

ROE Calculations

(Dollars in millions)	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	FY'21	FY'22	FY'23	FY'24
I Reported net income (loss)	(47)	30	11	21	(28)	18	26	(64)	34
A Preferred stock dividend	-	-	-	-	(1)	-	-	-	(1)
II Reported net income (loss) attributable to common stockholders [I + A]	(47)	30	11	21	(29)	18	26	(64)	33
III Annualized net income (loss) [II * 4 *for qtr.*]	**(190)**	**120**	**42**	**86**	**(114)**	**18**	**26**	**(64)**	**33**
B Beginning period common equity	445	402	432	446	468	415	477	457	402
C Ending period common equity	402	432	446	468	443	477	457	402	443
IV Average equity [(B + C) / 2]	**423**	**417**	**439**	**457**	**456**	**446**	**467**	**429**	**422**
GAAP ROE [III / IV] (after tax)	(45%)	29%	10%	19%	(25%)	4%	6%	(15%)	8%

(Dollars in millions)	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	FY'21	FY'22	FY'23	FY'24
I Reported net income (loss)	(47)	30	11	21	(28)	18	26	(64)	34
II Notable items	(56)	17	(19)	(4)	(45)	(64)	94	(107)	(51)
III Income tax benefit (expense)	(2)	(2)	(3)	(6)	6	22	1	(6)	(5)
IV Adjusted pre-tax income (loss)[a] [I – II – III]	**11**	**15**	**32**	**31**	**11**	**59**	**(70)**	**49**	**90**
V Annualized adjusted pre-tax income (loss) [IV * 4 *for qtr.*]	**43**	**59**	**128**	**126**	**46**	**59**	**(70)**	**49**	**90**
A Beginning period common equity	445	402	432	446	468	415	477	457	402
C Ending period common equity	402	432	446	468	443	477	457	402	443
D Equity impact of notables	56	(17)	19	4	45	64	(94)	107	51
B Adjusted ending period equity [C + D]	458	415	465	472	488	540	363	509	493
VI Average adjusted equity [(A + B) / 2]	**452**	**408**	**448**	**459**	**478**	**478**	**420**	**483**	**448**
Adjusted ROE[a] [V / VI] (pre-tax)	9%	14%	29%	27%	10%	12%	(17%)	10%	20%

Q4'24 P&L GAAP to Adjusted Bridge

Servicing Segment (Dollars in millions)	GAAP	Rithm, MAV & Other Pledged MSR Reclass	Reverse Reclass	MSR FV Adjustments Notables	Other Notables	Inter-Segment Reclass	Adjusted
Revenue	194	(30)	8	28	(13)		188
MSR Valuation Adjustments, net	(26)	0	(4)	(12)			(42)
Operating Expenses	(70)	(0)	(4)		3	13	(58)
Other Income (Expense)	(60)	30		(16)	1		(46)
Corporate Overhead Allocations	-					(13)	(13)
Pre-tax Income[(a)]	**38**	**-**	**-**	**1**	**(9)**	**-**	**30**

Originations Segment (Dollars in millions)	GAAP	Rithm, MAV & Other Pledged MSR Reclass	Reverse Reclass	MSR FV Adjustments Notables	Other Notables	Inter-Segment Reclass	Adjusted
Revenue	30			6			37
MSR Valuation Adjustments, net	5			(6)			(1)
Operating Expenses	(25)	0			0	4	(21)
Other Income (Expense)	(1)	(0)					(1)
Corporate Overhead Allocations	-					(4)	(4)
Pre-tax Income	**10**	**-**	**-**	**-**	**0**	**-**	**10**

Consolidated (Dollars in millions)	GAAP	Rithm, MAV & Other Pledged MSR Reclass	Reverse Reclass	MSR FV Adjustments Notables	Other Notables	Inter-Segment Reclass	Adjusted
Revenue	225	(30)	8	35	(13)		225
MSR Valuation Adjustments, net	(20)	0	(4)	(18)			(43)
Operating Expenses	(115)	(0)	(4)		4		(116)
Other Income (Expense)	(122)	30		(16)	54		(55)
Pre-tax Income (Loss)[(a)]	**(34)**	**-**	**-**	**1**	**44**	**-**	**11**

End Notes

SLIDE 36

a) MSR valuation adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, Rithm and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustments, net; adjustments excludes valuation gains on MSR purchases of $19.6M for FY'21, $9.9M for FY'22 and $1.9M for FY'23

b) The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

c) Effective in Q1'23, for purposes of calculating income statement notables and adjusted pre-tax income (loss), we changed the methodology used to calculate MSR valuation adjustments due to rates and assumption changes to exclude actual-to-model variances of realization of cash flows, or runoff; the presentation of past periods has been conformed to the current presentation; without this change, forward MSR valuation adjustments due to rates and assumption changes, net would be ($61M) in Q4'23, $28M in Q1'24, $2M in Q2'24, $4M in Q3'24, $15M in Q4'24, $130M in FY'22, $(97)M in FY'23, and $48M in FY'24; adjusted pre-tax income (loss) would be $8M in Q4'23, $4M in Q1'24, $17M in Q2'24, $26M in Q3'24, $11M in Q4'24, $(49)M in FY'22, $25M in FY'23, $59M in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

d) FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net

e) Severance and retention due to organizational rightsizing or reorganization

f) Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

g) Contains costs associated with but not limited to rebranding, MAV upsize, and other strategic initiatives and transactions; FY'21 includes costs related to the reverse subservicing acquisition from RMS (MAM)

h) Contains non-routine transactions including but not limited to early asset retirement and fair value assumption changes on other investments recorded in other income/expense

SLIDE 36 *cont.*

i) Certain previously presented notable categories with nil numbers for each period shown have been omitted

j) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would be $14M in Q1'24, $32M in Q2'24, $35M in Q3'24, $8M in Q4'24, and $89M in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

SLIDE 37

a) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would be $14M in Q1'24, $32M in Q2'24, $35M in Q3'24, $8M in Q4'24, and $89M in FY'24; without this change, adjusted ROE would be 14% in Q1'24, 28% in Q2'24, 31% in Q3'24, 7% in Q4'24, and 20% in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

SLIDE 38

a) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, Servicing adjusted pre-tax income would be $27M in Q4'24 and Consolidated adjusted pre-tax income would be $8M

ONITY™

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